UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 29, 2004

THE ADVISORY BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 New Hampshire Avenue, NW, Washington, D.C. 20037
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (202) 672-5600

ITEM 9. Regulation FD Disclosure.

In a press release on January 29, 2004, The Advisory Board Company (the “Company”) announced and commented on its financial results for the third quarter of its fiscal year ending March 31, 2004, and provided a financial outlook for calendar year 2004. The Company also announced that its Board of Directors authorized a share repurchase of up to $50 million of the Company’s common stock. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 12. Results of Operations and Financial Condition.

In a press release on January 29, 2004, the Company announced and commented on its financial results for the third quarter of its fiscal year ending March 31, 2004, and provided a financial outlook for calendar year 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ADVISORY BOARD COMPANY

By: /s/ David L. Felsenthal
David L. Felsenthal
Chief Financial Officer, Secretary and Treasurer

Date: January 29, 2004

EXHIBIT INDEX

Exhibit No	Description of Exhibit

99.1	Press Release Dated January 29, 2004